Exhibit 99.1

ORBCOMM ANNOUNCES LAUNCH WINDOW FOR
SECOND OG2 MISSION

Eleven OG2 satellites to launch from Cape Canaveral aboard dedicated SpaceX Falcon 9 rocket to complete next generation constellation

Rochelle Park, NJ, October 16, 2015 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced that ORBCOMM and SpaceX plan to launch eleven OG2 satellites from Cape Canaveral Air Force Station in Florida on the next launch of the SpaceX Falcon 9 rocket targeted to take place in the next six to eight weeks.

SpaceX successfully launched ORBCOMM’s first OG2 mission of six satellites on July 14, 2014.  This next dedicated launch will mark ORBCOMM’s second and final OG2 mission, completing its next generation satellite constellation.

“We are excited to launch our eleven OG2 satellites aboard SpaceX’s newly upgraded Falcon 9 rocket and have full confidence in SpaceX and their dedication to this launch,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “We look forward to completing the deployment of our next generation constellation and delivering a higher level of performance, coverage and reliability through our modernized and upgraded OG2 network to our customers around the world.”

Sierra Nevada Corporation, the prime contractor and spacecraft bus manufacturer for ORBCOMM’s OG2 satellites, has completed all factory acceptance testing and is preparing the satellites for shipping to Cape Canaveral at the end of October.

ORBCOMM’s OG2 satellites are far more advanced than its current OG1 satellites and are designed to provide customers with significant enhancements, such as faster message delivery, larger message sizes and better coverage at higher latitudes, while drastically increasing network capacity. In addition, the OG2 satellites are equipped with an Automatic Identification System (AIS) payload to receive and report transmissions from AIS-equipped vessels for ship tracking and other maritime navigational and safety efforts, increasing asset visibility and the probability of detection for ORBCOMM’s AIS customers.

About ORBCOMM Inc.

ORBCOMM Inc. (Nasdaq: ORBC) is a leading global provider of Machine-to-Machine (M2M) communication solutions and the only commercial satellite network dedicated to M2M. ORBCOMM’s unique combination of global satellite, cellular and dual-mode network connectivity, hardware, web reporting applications and software is the M2M industry’s most complete service offering. Our solutions are designed to remotely track, monitor, and control fixed and mobile assets in core vertical markets including transportation & distribution, heavy equipment, industrial fixed assets, oil & gas, maritime, mining and government.

With nearly 20 years of innovation and expertise in M2M, ORBCOMM has more than 1.3 million subscribers with a diverse customer base including premier OEMs such as Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery Co., Ltd., John Deere, Komatsu Ltd., and Volvo Construction Equipment, as well as end-to-end solutions customers such as C&S Wholesale, Canadian National Railways, CR England, Hub Group, KLLM Transport Services, Marten Transport, Swift Transportation, Target, Tropicana, Tyson Foods, Walmart and Werner Enterprises. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial and Trade Media:
Michelle Ferris	Chuck Burgess
Director of Corporate Communications	President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6516	212-371-5999
ferris.michelle@orbcomm.com	clb@abmac.com